Exhibit 99.1

MPG Office, L.P.
MPG Venture Manager, LLC
355 South Grand Ave., Suite 3300
Los Angeles, California 90071
March 30, 2012

BCSP VI MMO, LLC
c/o Beacon Capital Partners, LLC
200 State Street
5th Floor
Boston, Massachusetts 02109

Re:    MPG Beacon Venture, LLC

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Limited Liability Company Agreement of MPG Beacon Venture, LLC, a Delaware limited liability company (f/k/a Maguire Macquarie Office, LLC, the “Company”), dated as of the date hereof (the “LLC Agreement”), by and among MPG Venture Manager, LLC, a Delaware limited liability company (f/k/a Maguire MO Manager, LLC, the “Manager”), BCSP VI MMO, LLC, a Delaware limited liability company (“Beacon”), and MPG Office, L.P., a Maryland limited partnership (f/k/a Maguire Properties, L.P., “MPG”). All initially capitalized terms used, but not otherwise defined in this letter agreement shall have the meanings ascribed to such terms in the LLC Agreement.

Beacon acknowledges that, immediately prior to the consummation of the Interest Transfer (as defined below) and execution and delivery of the LLC Agreement, the Company will sell two of its indirectly-owned assets, San Diego Tech Center, located in San Diego, California, and Wells Fargo Center, located in Denver, Colorado, to affiliates of Beacon (such sales transactions, the “Sales”) and Macquarie Office II LLC, a Delaware limited liability company (“MOF”), will transfer its interest in the Company to Beacon (the “Interest Transfer”). Beacon further acknowledges that, in connection with the Sales and Interest Transfer, MOF has requested that the entire net proceeds of the Sales (the “Net Sales Proceeds”) be distributed to MOF and MPG, as members of the Company, prior to completion of the Interest Transfer, without establishing any reserves for potential liabilities with respect to the Sales (the “Liabilities”). MPG is willing to distribute the entire Net Sales Proceeds on the date hereof without establishing reserves for the Liabilities, in accordance with MOF’s request, but only upon Beacon’s acknowledgement and agreement that from time to time from and after the date hereof: (1) the Company may use Company funds to pay for the Liabilities, and (2) if and to the extent that Manager in its reasonable discretion determines that Cash Flow from Operations is insufficient to cover any portion of such Liabilities and to pay for then-current Company Expenses, Operating Expenses and/or Capital Expenditures, Manager shall be authorized to make one or more Calls for Additional Capital Contributions in amounts determined by Manager as necessary to permit the Company to satisfy such Liabilities, and, notwithstanding anything to the contrary contained in Section 3.2(a) of the LLC Agreement, Beacon and MPG shall make such Capital Contributions in proportion to their respective Percentage Interests in the Company, in accordance with Section 3.2(b) of the LLC Agreement.

In order to evidence your acceptance of and agreement to the terms and conditions hereof, please countersign this letter agreement using the signature block provided below and return a fully executed copy of this letter agreement to Christopher M. Norton at MPG Office, L.P.

Sincerely,

MPG

MPG OFFICE, L.P.,
a Maryland limited partnership

By:    MPG Office Trust, Inc.,
a Maryland corporation,
its general partner

By: /s/ PEGGY M. MORETTI
Name: Peggy M. Moretti
Its: EVP & Chief Administrative Officer

MANAGER

MPG VENTURE MANAGER, LLC,
a Delaware limited liability company

By:	MPG Office Trust Services, Inc.,
a Maryland corporation,
its sole member

By:	MPG Office, L.P.,
a Maryland limited partnership,
its sole shareholder

By:	MPG Office Trust, Inc.,
a Maryland corporation,
its general partner

By: /s/ PEGGY M. MORETTI
Name: Peggy M. Moretti
Its: EVP & Chief Administrative Officer

ACKNOWLEDGED AND AGREED TO BY:

BEACON

BCSP VI MMO, LLC,
a Delaware limited liability company
By:    BCSP California JV Partner I LLC,
a manager

By: /s/ NANCY J. BRODERICK
Name: Nancy J. Broderick
Its: Managing Director

By:    BCSP California JV Partner II LLC,
a manager

By: /s/ NANCY J. BRODERICK
Name: Nancy J. Broderick
Its: Managing Director

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